                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Libbey Inc. listed below, of our report dated January 31, 2003 except for Notes 9 and 14 as to which the date is February 18, 2003, with respect to the consolidated financial statements and schedule of Libbey Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002:

Form S-3      No. 333-28735    Registration and Related Prospectus for 2,000,000
                               shares of common stock


 Form S-8     No. 33-64726     Libbey Inc. Stock Purchase and Retirement
                               Savings Plan and the Libbey Inc. Stock Purchase
                               and Supplemental Retirement Plan

              No. 33-80448     Libbey Inc. Stock Option Plan for Key Employees

              No. 33-98234     Libbey Inc. Amended and Restated Stock Option
                               Plan for Key Employees

              No. 333-19459    Libbey Inc. Long-Term Savings Plan & Trust

              No. 333-49082    The 1999 Equity Participation Plan of Libbey Inc.

              No. 333-88752    Libbey Inc. 2002 Employee Stock Purchase Plan


                                           /s/      ERNST & YOUNG LLP


Toledo, Ohio
March 26, 2003